UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 7, 2006
ANHEUSER-BUSCH COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-7823 (Commission File Number)	43-1162835 (I.R.S. Employer Identification No.)

One Busch Place St. Louis, Missouri (Address of principal executive offices)	63118 (ZipCode)
(314) 577-2000
(Registrant’s telephone number, including area code)
N/A
(Former name and former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On March 7, 2006, Anheuser-Busch Companies, Inc. (the “Company”) entered into an Underwriting Agreement and a related Terms Agreement with UBS Securities LLC for the purchase of 5.75% Debentures Due April 1, 2036 in the principal amount of $300 million (the “Debentures”). UBS Securities LLC will serve as one of the joint book-running managers for the offering. The Company expects to issue the Debentures on March 10, 2006.
     A copy of the Underwriting Agreement is filed as Exhibit 1.1. A copy of the Terms Agreement is filed as Exhibit 1.2.
     The Company may from time to time issue additional long-term debt registered with the Securities and Exchange Commission and expects that the underwriting agreements and related terms agreements for such offerings will be substantially in the form attached hereto as Exhibit 1.3.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit.

1.1	Underwriting Agreement dated March 7, 2006 by and between Anheuser-Busch Companies, Inc. and UBS Securities LLC.

1.2	Terms Agreement dated March 7, 2006 by and between Anheuser-Busch Companies, Inc. and UBS Securities LLC.

1.3	Form of Underwriting Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANHEUSER-BUSCH COMPANIES, INC. (Registrant)
By:	/s/ JoBeth G. Brown
Name:	JoBeth G. Brown
Title:	Vice President and Secretary

March 9, 2006

Exhibit Index

Exhibit No.	Description of Exhibit.
1.1	Underwriting Agreement dated March 7, 2006 by and between Anheuser-Busch Companies, Inc. and UBS Securities LLC.

1.2	Terms Agreement dated March 7, 2006 by and between Anheuser-Busch Companies, Inc. and UBS Securities LLC.

1.3	Form of Underwriting Agreement.

4